Exhibit 99.1.

QUESTAR REPORTS LOWER SECOND QUARTER NET INCOME,

Questar E&P first-half production up 13%;

Company affirms 2009 production and tightens EPS guidance

SALT LAKE CITY — Questar Corp. (NYSE:STR) net income fell 55% in the second quarter of 2009 to $77.9 million, or $0.44 per diluted share, compared to $172.6 million, or $0.98 per diluted share, for the second quarter of 2008. Excluding mark-to-market gains and losses on natural gas basis-only swaps, Questar earned $0.54 per diluted share in the second quarter of 2009, compared to $0.92 per diluted share in the year-ago quarter.  EBITDA, a non-GAAP measure, was $369.9 million for the second quarter compared to $414.5 million a year ago, an 11% decrease.  Questar E&P production grew to 43.4 Bcfe in the second quarter of 2009 compared to 40.6 Bcfe in the 2008 quarter, a 7% increase.

NET INCOME (LOSS) BY SUBSIDIARY

(in millions, except earnings per share)

	3 Months Ended June 30,			6 Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Market Resources
Questar E&P	$29.6	$116.8	(75%)	$14.7	$213.3	(93%)
Wexpro	19.8	18.8	5	38.6	35.0	10
Gas Management(a)	14.5	21.7	(33)	25.9	40.2	(36)
Energy Trading and other	0.8	4.8	(83)	6.2	12.9	(52)
Market Resources Total(a)	64.7	162.1	(60)	85.4	301.4	(72)

Questar Pipeline	15.0	12.7	18	29.7	28.6	4
Questar Gas	(2.0)	(2.0)	--	29.8	28.6	4
Corporate	0.2	(0.2)	--	0.2	(0.2)	--
QUESTAR CORPORATION TOTAL(a)	$77.9	$172.6	(55%)	$145.1	$358.4	(60%)

Earnings per diluted share	$0.44	$0.98		$0.82	$2.03
Average diluted shares	176.1	176.3		176.0	176.3

(a) Net income represents amounts attributable to Questar after deducting noncontrolling interest.

EBITDA BY SUBSIDIARY(a)

(in millions)

	3 Months Ended June 30,			6 Months Ended June 30,
	2009	2008	Change	2009	2008	Change
Market Resources
Questar E&P	$234.9	$271.1	(13%)	$477.0	$501.3	(5%)
Wexpro	43.5	39.0	12	87.4	75.7	15
Gas Management	35.7	44.5	(20)	66.9	84.0	(20)
Energy Trading and other	1.6	7.6	(79)	10.3	20.1	(49)
Market Resources Total	315.7	362.2	(13)	641.6	681.1	(6)

Questar Pipeline	41.5	40.8	2	82.5	84.0	(2)
Questar Gas	12.5	11.4	10	80.5	75.0	7
Corporate	0.2	0.1	100	0.2	0.1	100
QUESTAR CORPORATION TOTAL	$ 369.9	$414.5	(11%)	$804.8	$840.2	(4%)

(a) Management defines EBITDA as Net Income before mark-to-market gains and losses on basis-only swaps, gains and losses from asset sales, interest and other income, interest expense, depreciation, depletion, amortization, abandonments, impairments, exploration expense and income taxes. See Note 1 at the end of this release.

“The steep decline in natural gas prices over the past year took a toll on our first-half financial results,” said Keith O. Rattie, Questar Chairman, President and CEO. “But cash flow remains strong – Questar generated over $800 million EBITDA in the first half of 2009. More important, Questar E&P delivered double-digit production growth in the first half - despite price-related curtailments and lower capital spending - driven by continued strong results from our higher-margin Haynesville shale and Pinedale Anticline plays,” Rattie added.

Second Quarter 2009 Highlights

•

Questar E&P grew natural gas, oil and natural gas liquids (NGL) production 7% to 43.4 billion cubic feet of natural gas equivalent (Bcfe) compared to 40.6 Bcfe for the 2008 quarter. Natural gas comprised 88% of reported production volumes.

•

Average realized natural gas prices at Questar E&P decreased $1.17 per thousand cubic feet (Mcf), or 15%, and average realized crude oil and NGL prices decreased $35.04 per barrel (bbl), or 44%. Mitigating the impact of declining commodity prices, natural gas hedges increased reported revenues by $166.7 million or $4.34 per Mcf and oil hedges increased revenues by $1.3 million or $1.55 per bbl in the quarter.

•

Depreciation, depletion and amortization (DD&A) expense at Questar E&P was $56.8 million higher compared to the 2008 quarter.  DD&A rates increased due to price-related reserve revisions in certain fields, and growing production in the Midcontinent region, where per unit DD&A rates are relatively higher.

•

Net mark-to-market losses on natural gas basis-only swaps decreased net income $17.5 million in the 2009 quarter compared to a gain of $10.1 million in the year-earlier period.

•

Wexpro investment base grew 19% to $411.4 million at June 30, 2009. Wexpro produced 11.6 Bcf of cost-of-service gas for delivery to affiliate Questar Gas, up 6% from 10.9 Bcf in the 2008 quarter.

•

Gas Management net income fell 33%, due to lower processing margin and increased depreciation expense. Net processing revenues decreased 31% to $16.6 million due to a 42% decrease in keep-whole processing margin (frac spread). Depreciation expense grew $4.4 million or 67% as the result of investment additions in 2008.

•

Questar Pipeline net income increased to $15.0 million in the second quarter of 2009, an 18% increase from the year-ago period. One-time items reduced second quarter 2008 net income by $2.1 million.

•

Questar Gas reported a seasonal $2.0 million net loss, the same as a year ago.

•

Questar earned a 10.8% return on assets (ROA – defined as earnings before interest and income taxes divided by average total assets) for the trailing 12-month period ended June 30, 2009. Market Resources ROA was 11.2%; Questar Pipeline ROA was 10.5%; and Questar Gas ROA was 8.2%.

Questar Updates 2009 EPS and Production Guidance

Questar expects full-year 2009 net income to range from $2.35 to $2.45 per diluted share compared to previous guidance of $2.30 to $2.45 per diluted share. The company estimates that Questar E&P 2009 production will range from 180 to 186 Bcfe, unchanged from prior guidance and up about 5 to 9% from 2008.

The company’s guidance assumes hedges in place on the date of this release and excludes mark-to-market gains and losses on basis-only swaps and any net gains and losses on asset sales. These and other assumptions are summarized in the table below:

Guidance Assumptions

	2009	2009
	Current	Previous
Earnings per diluted share	$2.35-$2.45	$2.30-$2.45
Average diluted shares (millions)	176.8	176.8
Questar E&P DD&A rate per Mcfe	$2.855	$2.850
Questar E&P production – Bcfe	180-186	180-186
NYMEX gas price per MMBtu(a)	$4.00-$5.00	$4.00-$5.00
NYMEX crude oil price per bbl(a)	$60.00-$70.00	$50.00-$60.00
NYMEX/Rockies basis differential per MMBtu(a)	$1.50-$0.75	$2.25-$1.00
NYMEX/Midcontinent basis differential per MMBtu(a)	$1.30-$0.40	$1.50-$0.50

(a) For second-half 2009 unhedged volumes

Questar E&P has hedged about 74% of forecast natural gas and oil-equivalent production for the remainder of 2009 with fixed-price swaps. Additionally, the company has hedged about 14% of forecast remainder of 2009 production with natural gas basis-only swaps. (See table at the end of this release).

•

The company estimates that a $1.00 per MMBtu change in the average NYMEX price of natural gas for the remainder of 2009 would result in about a $0.04 change in earnings per diluted share.

•

The company also estimates that a $10.00 per barrel change in the average NYMEX price of oil for the remainder of 2009 would result in about a $0.02 change in earnings per diluted share.

Questar E&P Production Grows 13% in the First Half of 2009

Questar E&P – a Market Resources subsidiary that acquires, explores for, develops and produces natural gas and oil – reported production of 43.4 Bcfe in the second quarter of 2009 compared to 40.6 Bcfe in the 2008 quarter, a 7% increase. Net income for the quarter fell 75% primarily as the result of a 20% lower realized equivalent price, a 15% increase in per unit production costs and net mark-to-market losses on natural gas basis-only swaps. Mark-to-market losses decreased second-quarter 2009 net income $17.5 million, compared to a $10.1 million after-tax gain in the 2008 period. For the first half of 2009, Questar E&P net income fell 93% to $14.7 million compared to $213.3 million a year earlier, again due to a 17% lower realized equivalent price, an 11% increase in per unit production costs and net mark-to-market losses on natural gas basis swaps. Mark-to-market losses decreased first half 2009 net income $102.2 million, compared to an $18.6 million after-tax gain in the 2008 period.  Production for the first half of 2009 increased 13% to 90.3 Bcfe compared to 80.1 Bcfe in the 2008 period.

Questar E&P – Production by Region

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change
	(Bcfe)			(Bcfe)
Midcontinent	19.8	17.0	16%	40.8	31.6	29%
Pinedale Anticline	14.1	12.5	13	28.7	25.8	11
Uinta Basin	6.0	6.1	(2)	12.3	12.8	(4)
Rockies Legacy	3.5	5.0	(30)	8.5	9.9	(14)
Total Questar E&P	43.4	40.6	7%	90.3	80.1	13%

Questar E&P – Realized Prices and Hedging Impact

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	2009	2008	Change	2009	2008	Change

Realized natural gas price ($ per Mcf)	$6.77	$7.94	(15%)	$6.70	$7.43	(10%)

Natural gas hedging impact ($ per Mcf)	4.34	(1.23)		3.80	(0.53)

Realized oil and NGL price ($ per bbl)	$44.44	$79.48	(44%)	$39.05	$76.85	(49%)
Oil and NGL hedging impact ($ per bbl)	1.55	(19.68)		3.35	(14.55)

Net mark-to-market gains (losses) on natural gas basis-only swaps ($ millions)
Pre-tax	($27.8)	$16.3		($162.7)	$30.0
After-tax	($17.5)	$10.1		($102.2)	$18.6

Questar E&P production costs per unit of gas-equivalent production increased 15% compared to the second quarter of 2008, due to a 63% increase in DD&A expense, while per unit lease operating expense and general and administrative expenses were flat and production taxes declined 59%.

Questar E&P – Production Costs

	3 Months Ended			6 Months Ended
	June 30,			June 30,
	(per Mcfe)			(per Mcfe)
	2009	2008	Change	2009	2008	Change
Depreciation, depletion and amortization	$3.07	$1.88	63%	$2.73	$1.85	48%
Lease operating expense	0.74	0.74	--	0.74	0.73	1
General and administrative expense	0.40	0.40	--	0.37	0.38	(3)
Allocated interest expense	0.33	0.40	(18)	0.32	0.33	(3)
Production taxes	0.32	0.79	(59)	0.32	0.73	(56)
Production costs	$4.86	$4.21	15%	$4.48	$4.02	11%

•

Production volume-weighted average DD&A per Mcfe increased due to higher costs for drilling, completion and related services and the increased cost of steel casing, other tubulars and wellhead equipment during the peak level of industry activity in 2008. DD&A per unit of production also increased due to second-half 2008 and first-quarter 2009 price-related reserve revisions, the ongoing depletion of older, lower-cost reserves and the increasing share of Questar E&P’s production derived from properties that were acquired and developed in a higher-cost environment.

•

Allocated interest expense per unit of production decreased as the result of reduced average interest rates and increased production.

•

Production taxes per Mcfe decreased as the result of lower natural gas and oil sales prices.

Wexpro Net Income Up 10% for First Half of 2009 on Higher Investment Base

Wexpro – a Market Resources subsidiary that manages, develops and produces cost-of-service reserves for gas utility affiliate Questar Gas – benefited from a higher average investment base compared to the prior-year period. Wexpro investment base at June 30, 2009, was $411.4 million compared to $346.4 million a year ago, a 19% increase. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return of about 19 to 20% on its investment base – the investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and accumulated depreciation.

Gas Management Net Income Down 33% in Second Quarter 2009, Down 36% for First Half of 2009

Questar Gas Management (Gas Management) – Market Resources’ gas-gathering and processing-services business – reported 33% lower net income in the second quarter of 2009, resulting from decreased processing margin and increased depreciation expense. Gathering margin was relatively unchanged in the quarter to quarter comparison, while processing margin decreased $7.7 million or 35%. Net processing revenues declined 31% to $16.6 million. Fee-based gas-processing revenues increased $0.4 million or 6% compared to the year ago period, while keep-whole processing margin decreased 42% or $7.1 million. Gas Management fee-based gas-processing volumes decreased 3% in the second quarter of 2009 to 42.1 million MMBtu. Depreciation expense grew $4.4 million or 67% as the result of investment additions in 2008. For the first half of 2009, Gas Management net income decreased 36% to $25.9 million compared to $40.2 million in the 2008 period, due primarily to lower processing margin and increased depreciation expense.

Questar Pipeline Net Income Up 18% in Second Quarter 2009, Up 4% for First Half of 2009

Questar Pipeline – which provides interstate natural gas transportation and storage services – saw net income increase 18% in the second quarter of 2009 to $15 million. One-time items reduced second quarter 2008 net income by $2.1 million. Questar Pipeline net income was $29.7 million in the first half of 2009 compared to $28.6 million in the year-ago period. The increase was due to one-time items in 2008 results. Operating, maintenance, general and administrative expenses in the first half of 2009 totaled $0.09 per decatherm transported, down from $0.10 in the year earlier period, the net result of a 7% increase in transportation volumes and a 6% decrease in expenses.

Questar Gas Seasonal Net Loss of $2.0 Million in Second Quarter, Net Income Up 4% for First Half of 2009

Questar Gas – which provides retail natural gas distribution services in Utah, Wyoming and Idaho – reported a seasonal net loss of $2.0 million in the second quarter of 2009, the same as the prior year period. An increase in revenues from higher Utah general rates and customer growth, were offset by higher expenses, primarily demand-

side management (DSM) costs and interest expense. Questar Gas net income was $29.8 million in the first half of 2009, 4% higher than the year-earlier period, primarily as a result of higher rates in Utah. At June 30, 2009, Questar Gas served about 890,000 customers, up 9,000 or 1% from June 30, 2008.

Second Quarter 2009 Earnings Teleconference

Questar management will discuss second quarter 2009 results and the outlook for the remainder of 2009 in a conference call with investors Wednesday, July 29, beginning at 9:30 a.m. EDT. The call can be accessed on the company Internet site at www.questar.com.

About Questar

Questar Corp. (NYSE:STR) is a natural gas-focused energy company with an enterprise value of about $8.3 billion. Questar finds, develops, produces, gathers, processes, transports, stores and distributes natural gas.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27(a) of the Securities Act of 1933, as amended, and Section 21(e) of the Securities Exchange Act of 1934, as amended. Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company’s periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2008. Questar undertakes no obligation to publicly correct or update the forward-looking statements in this news release, in other documents, or on the Web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

For more information, visit Questar’s Internet site at: www.questar.com.

Hedge Positions – July 28, 2009

Time Periods	Rocky Mountains	Midcontinent	Total	Rocky Mountains	Midcontinent	Total
				Estimated
	Gas (Bcf) fixed-price swaps			Average price per Mcf, net to the well
2009
Second half	35.0	30.0	65.0	$7.24	$8.12	$7.65

2010
First half	40.3	29.5	69.8	$3.46	$7.80	$5.29
Second half	40.9	30.0	70.9	3.46	7.80	5.29
12 months	81.2	59.5	140.7	3.46	7.80	5.29

2011
First half	20.2	8.6	28.8	$4.69	$6.57	$5.25
Second half	20.5	8.7	29.2	4.69	6.57	5.25
12 months	40.7	17.3	58.0	4.69	6.57	5.25

2012
First half	1.7	1.7	$6.02	$6.02
Second half	1.7	1.7	6.02	6.02
12 months	3.4	3.4	6.02	6.02

2013
First half	1.7	1.7	$6.18	$6.18
Second half	1.7	1.7	6.18	6.18
12 months	3.4	3.4	6.18	6.18

				Estimated
	Gas (Bcf) basis-only swaps			Average basis per Mcf vs. NYMEX
2009
Second half	9.4	3.4	12.8	$2.94	$1.22	$2.49

2010
First half		3.3	3.3		$0.95	$0.95
Second half		3.4	3.4		0.95	0.95
12 months		6.7	6.7		0.95	0.95

2011
First half	25.2	3.4	28.6	$2.47	$0.78	$2.27
Second half	25.5	3.5	29.0	2.47	0.78	2.27
12 months	50.7	6.9	57.6	2.47	0.78	2.27
	Oil (Mbbl) fixed-price swaps			Average price per Bbl, net to the well
2009
Second half	552	184	736	$56.80	$65.70	$59.03

2010
First half	417	36	453	$60.18	$66.15	$60.66
Second half	423	37	460	60.18	66.15	60.66
12 months	840	73	913	60.18	66.15	60.66

	Oil (Mbbl) collars			Average price per Bbl, net to the well
				Floor - Ceiling	Floor - Ceiling	Floor - Ceiling
2010
First half	109	72	181	$45.00-$91.00	$53.00-$99.00	$48.20-$94.20
Second half	110	74	184	45.00 - 91.00	53.00 - 99.00	48.20 - 94.20
12 months	219	146	365	45.00 - 91.00	53.00 - 99.00	48.20 - 94.20

2011
First half	109	72	181	$45.00-$99.10	$53.00-$107.10	$48.20-$102.30
Second half	110	74	184	45.00 - 99.10	53.00 - 107.10	48.20 - 102.30
12 months	219	146	365	45.00 - 99.10	53.00 - 107.10	48.20 - 102.30

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2009	2008	2009	2008
	(in millions, except per share amounts)
REVENUES
Market Resources	$431.6	$623.0	$904.3	$1,188.6
Questar Pipeline	43.0	43.3	83.7	88.0
Questar Gas	138.5	159.5	544.2	549.7
Total Revenues	613.1	825.8	1,532.2	1,826.3

OPERATING EXPENSES
Cost of natural gas and other products sold
(excluding operating expenses shown separately)	88.1	226.6	403.4	630.6
Operating and maintenance	84.2	90.6	184.5	178.5
General and administrative	47.4	45.0	88.6	87.3
Production and other taxes	24.9	49.3	53.9	90.1
Depreciation, depletion and amortization	180.1	115.2	341.4	225.9
Exploration	8.9	3.8	12.0	7.3
Abandonment and impairment	3.8	14.2	7.5	16.8
Total Operating Expenses	437.4	544.7	1,091.3	1,236.5
Net gain (loss) from asset sales	(0.2)	3.5	1.7	3.4
OPERATING INCOME	175.5	284.6	442.6	593.2
Interest and other income	4.3	8.3	8.7	10.3
Income from unconsolidated affiliates	1.4	0.2	3.0	0.4
Net mark-to-market gain (loss) on basis-only swaps	(27.8)	16.3	(162.7)	30.0
Interest expense	(30.4)	(32.5)	(62.2)	(58.1)
INCOME BEFORE INCOME TAXES	123.0	276.9	229.4	575.8
Income taxes	(44.5)	(102.2)	(83.2)	(212.9)
NET INCOME	78.5	174.7	146.2	362.9
Net income attributable to noncontrolling interest	(0.6)	(2.1)	(1.1)	(4.5)
NET INCOME ATTRIBUTABLE TO QUESTAR	$77.9	$172.6	$145.1	$358.4

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic	$0.44	$1.00	$0.83	$2.08
Diluted	0.44	0.98	0.82	2.03
Weighted-Average Common Shares Outstanding
Basic	174.1	172.7	173.9	172.6
Diluted	176.1	176.3	176.0	176.3
Dividends Per Common Share	$0.125	$0.1225	$0.25	$0.245

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended June 30,		6 Months Ended June 30,
	2009	2008	2009	2008
	(in millions)
Revenues from Unaffiliated Customers
Questar E&P	$298.3	$349.4	$605.7	$649.1
Wexpro	3.4	8.5	5.8	16.8
Gas Management	52.9	72.2	101.2	135.3
Energy Trading and other	77.0	192.9	191.6	387.4
Market Resources	431.6	623.0	904.3	1,188.6
Questar Pipeline	43.0	43.3	83.7	88.0
Questar Gas	138.5	159.5	544.2	549.7
Total	$613.1	$825.8	$1,532.2	$1,826.3

Revenues from Affiliated Companies
Wexpro	$53.3	$52.3	$112.8	$98.7
Gas Management	6.5	5.5	13.2	11.3
Energy Trading and other	77.1	257.8	170.3	484.1
Market Resources	136.9	315.6	296.3	594.1
Questar Pipeline	18.3	18.7	37.4	38.2
Questar Gas	0.5	2.3	0.5	4.3
Total	$155.7	$336.6	$334.2	$636.6

Operating Income
Questar E&P	$88.7	$186.8	$212.5	$338.8
Wexpro	29.9	28.2	58.8	53.6
Gas Management	24.2	37.8	43.8	70.9
Energy Trading and other	1.1	7.1	9.4	19.3
Market Resources	143.9	259.9	324.5	482.6
Questar Pipeline	29.9	23.6	59.2	56.1
Questar Gas	1.6	1.1	58.8	54.5
Corporate	0.1		0.1
Total	$175.5	$284.6	$442.6	$593.2

Net Income (Loss) Attributable to Questar
Questar E&P	$29.6	$116.8	$14.7	$213.3
Wexpro	19.8	18.8	38.6	35.0
Gas Management	14.5	21.7	25.9	40.2
Energy Trading and other	0.8	4.8	6.2	12.9
Market Resources	64.7	162.1	85.4	301.4
Questar Pipeline	15.0	12.7	29.7	28.6
Questar Gas	(2.0)	(2.0)	29.8	28.6
Corporate	0.2	(0.2)	0.2	(0.2)
Total	$77.9	$172.6	$145.1	$358.4

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)
	3 Months Ended June 30,		6 Months Ended June 30,
	2009	2008	2009	2008
MARKET RESOURCES
Questar E&P production volumes
Natural gas (Bcf)	38.4	35.8	79.8	70.6
Oil and natural gas liquids (MMbbl)	0.9	0.8	1.8	1.6
Total production (Bcfe)	43.4	40.6	90.3	80.1
Average daily production (MMcfe)	477.0	446.4	499.0	440.1
Questar E&P average realized price,
net to the well (including hedges)
Natural gas (per Mcf)	$6.77	$7.94	$6.70	$7.43
Oil and NGL (per bbl)	$44.44	$79.48	$39.05	$76.85
Wexpro investment base at June 30, net of
depreciation and deferred income taxes (millions)	$411.4	$346.4
Gas Management natural gas processing volumes
NGL sales (MMgal)	24.8	24.8	46.2	46.2
NGL sales price (per gal)	$0.61	$1.41	$0.54	$1.32
Fee-based processing (millions of MMBtu) (1)
For unaffiliated customers	17.0	17.7	41.8	42.4
For affiliated customers	25.1	25.5	52.8	51.0
Total fee-based processing volumes	42.1	43.2	94.6	93.4
Fee-based processing (per MMBtu)	$0.16	$0.15	$0.16	$0.14
Gas Management natural gas gathering volumes (millions of MMBtu) (1)
For unaffiliated customers	62.6	54.7	127.7	106.0
For affiliated customers	41.5	38.0	86.4	75.3
Total gathering	104.1	92.7	214.1	181.3
Gathering revenue (per MMBtu) (1)	$0.30	$0.31	$0.29	$0.31
Energy Trading gas and oil marketing volumes (MMdthe)	50.5	45.4	103.9	99.0
QUESTAR PIPELINE
Natural gas transportation volumes (MMdth)
For unaffiliated customers	161.8	157.7	315.7	287.5
For Questar Gas	26.7	30.1	71.1	73.3
For other affiliated customers	1.4	1.5	2.6	2.4
Total transportation	189.9	189.3	389.4	363.2
Transportation revenue (per dth)	$0.23	$0.23	$0.22	$0.24
Firm-daily transportation demand at June 30, (including
White River Hub of 1,005 Mdth in 2009)	4,221	3,124
Natural gas processing
NGL sales (MMgal)	2.7	1.5	5.7	4.0
NGL sales price (per gal)	$0.81	$2.24	$0.70	$1.85
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	17.8	19.2	62.3	69.1
Industrial	0.3	0.5	0.6	0.9
Transportation for industrial customers	13.6	13.4	30.1	29.4
Total industrial	13.9	13.9	30.7	30.3
Total deliveries	31.7	33.1	93.0	99.4
Natural gas revenue (per dth)
Residential and commercial sales	$7.27	$7.41	$8.37	$7.50
Industrial	6.29	6.92	6.97	6.75
Transportation for industrial customers	$0.19	$0.16	$0.17	$0.15
Temperatures - colder than normal	4%	31%		16%
Temperature-adjusted usage per customer (dth)	17.1	16.4	64.5	65.6
Customers at June 30, (thousands)	890.2	881.5
(1) one MMBtu = one dth

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2009	2008
	(Unaudited)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents		$23.9
Accounts receivable, net	$236.6	482.4
Fair value of derivative contracts	344.4	431.3
Inventories	150.9	192.4
Prepaid expenses and other	74.9	55.0
Total Current Assets	806.8	1,185.0
Property, Plant and Equipment	10,769.7	10,229.8
Accumulated depreciation, depletion and amortization	(3,420.2)	(3,096.8)
Net Property, Plant and Equipment	7,349.5	7,133.0
Investment in unconsolidated affiliates	70.7	68.4
Goodwill	69.9	70.0
Fair value of derivative contracts	45.9	106.3
Other noncurrent assets, net	61.7	68.0
Total Assets	$8,404.5	$8,630.7

LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$14.4
Short-term debt	35.5	$231.1
Accounts payable and accrued expenses	414.2	682.9
Fair value of derivative contracts	54.6	0.5
Purchased-gas adjustment	48.6	45.8
Deferred income taxes - current	104.6	130.6
Current portion of long-term debt	42.0	42.0
Total Current Liabilities	713.9	1,132.9
Long-term debt, less current portion	2,129.0	2,078.9
Deferred income taxes	1,364.7	1,334.1
Fair value of derivative contracts	170.4	69.0
Other long-term liabilities	555.6	568.3
Common Shareholders' Equity	3,415.1	3,418.0
Noncontrolling interest	55.8	29.5
Total Equity	3,470.9	3,447.5
Total Liabilities and Equity	$8,404.5	$8,630.7

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	6 Months Ended June 30,
	2009	2008
	(in millions)
OPERATING ACTIVITIES
Net income	$146.2	$362.9
Adjustments to reconcile net income to net cash
provided from operating activities:
Depreciation, depletion and amortization	345.5	229.7
Deferred income taxes	56.6	152.2
Abandonment and impairment	7.5	16.8
Share-based compensation	12.2	8.5
Dry exploratory well expense	3.7
Net (gain) from asset sales	(1.7)	(3.4)
(Income) from unconsolidated affiliates	(3.0)	(0.4)
Distributions from unconsolidated affiliates and other	0.9	0.7
Net mark-to-market (gain) loss on basis-only swaps	162.7	(30.0)
Changes in operating assets and liabilities	116.8	(77.8)
NET CASH PROVIDED FROM OPERATING ACTIVITIES	847.4	659.2

INVESTING ACTIVITIES
Capital expenditures	(703.1)	(1,412.3)
Cash used in disposition of assets	(0.9)	(3.0)
Proceeds from disposition of assets	7.9	33.3
NET CASH USED IN INVESTING ACTIVITIES	(696.1)	(1,382.0)

FINANCING ACTIVITIES
Common stock	1.6	(11.0)
Long-term debt issued, net of issuance costs	49.9	1,491.7
Long-term debt repaid		(643.0)
Change in short-term debt	(195.6)	(109.5)
Checks outstanding in excess of cash balances	14.4	14.4
Dividends paid	(43.5)	(42.4)
Excess tax benefits from share-based compensation	1.3	12.2
Distribution to noncontrolling interest	(3.3)	(4.8)
Other		1.0
NET CASH PROVIDED FROM (USED IN) FINANCING ACTIVITIES	(175.2)	708.6

Change in cash and cash equivalents	(23.9)	(14.2)
Beginning cash and cash equivalents	23.9	14.2
Ending Cash and Cash Equivalents	$ -	$ -

QUESTAR CORPORATION

NOTE 1: NON-GAAP MEASURES

(Unaudited)

This release contains reference to a non-GAAP measure of earnings per diluted share excluding mark-to-market gains and losses on natural gas basis-only swaps. Management believes earnings per diluted share excluding mark-to-market gains and losses on natural gas basis-only swaps is an important measure of the Company's operational performance relative to other gas and oil producing companies. The following table calculates earnings per diluted share excluding mark-to-market gains and losses on natural gas basis-only swaps:

	3 Months Ended June 30,		6 Months Ended June 30,
	2009	2008	2009	2008
	(in millions, except earnings per share)
Net income attributable to Questar	$77.9	$172.6	$145.1	$358.4
Net mark-to-market (gain) loss on basis-only swaps	27.8	(16.3)	162.7	(30.0)
Income taxes on net mark-to-market (gain) loss on basis-only swaps	(10.3)	6.2	(60.5)	11.4
After-tax (gain) loss on mark-to-market (gain) loss on basis-only swaps	17.5	(10.1)	102.2	(18.6)
Net income attributable to Questar excluding mark-to-market (gain)
loss on basis-only swaps	$95.4	$162.5	$247.3	$339.8

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO QUESTAR
Diluted	$0.44	$0.98	$0.82	$2.03
Diluted after-tax (gain) loss on mark-to-market (gain) loss on basis-only swaps	0.10	(0.06)	0.59	(0.10)
Earnings per diluted share attributable to Questar excluding mark-to-market
(gain) loss on basis-only swaps	$0.54	$0.92	$1.41	$1.93

Weighted-Average Common Shares Outstanding
Diluted	176.1	176.3	176.0	176.3

This release also contains reference to a non-GAAP measure of EBITDA. Management defines EBITDA as net income before the following items: gains and losses on mark-to-market on basis-only swaps, gains and losses from asset sales, interest and other income, income taxes, interest expense, depreciation, depletion, and amortization, abandonment and impairment, and exploration expense.  Management believes EBITDA is an important measure of the Company's cash flow and liquidity and an important measure for comparing the Company's financial performance to other gas and oil producing companies. The following table reconciles Questar's net income to EBITDA:

	3 Months Ended June 30,		6 Months Ended June 30,
	2009	2008	2009	2008
	(in millions)
Net income attributable to Questar	$77.9	$172.6	$145.1	$358.4
Net income attributable to noncontrolling interest	0.6	2.1	1.1	4.5
Net Income	78.5	174.7	146.2	362.9
Net mark-to-market (gain) loss on basis-only swaps	27.8	(16.3)	162.7	(30.0)

Net (gain) loss from asset sales	0.2	(3.5)	(1.7)	(3.4)
Interest and other income	(4.3)	(8.3)	(8.7)	(10.3)
Income taxes	44.5	102.2	83.2	212.9
Interest expense	30.4	32.5	62.2	58.1
Depreciation, depletion and amortization	180.1	115.2	341.4	225.9
Abandonment and impairment	3.8	14.2	7.5	16.8
Exploration	8.9	3.8	12.0	7.3
EBITDA	$369.9	$414.5	$804.8	$840.2